UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   February 2, 2012

DEYU AGRICULTURE CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Headquarters in China

8th Floor, Block 5, Aolinjiatai Building

1 Kehuiqian Street

Chaoyang District, Beijing, China

Zip Code: 100192

Office in the United States

Columbus Circle 5

1790 Broadway, 8th Floor

New York, New York 10019, USA

(Address, including zip code, of principal executive offices)

In China: 86-10-5224 1802

In the United States: (646) 820-8060

(Registrants’ telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Deyu Agriculture Corp., a Nevada corporation (the “Registrant”) is filing this Amendment No. 1 to its Current Report on Form 8-K in order to file the required financial statements of the Taizihu Group (as defined below) including, without limitation, the audited consolidated financial statements of the Taizihu Group for the year ended December 31, 2011 and the unaudited pro forma consolidated financial information related to the acquisition of the Taizihu Group.

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2012, Redsun Technology (Shenzhen) Co. Limited (“Redsun”), a company organized under the laws of the People’s Republic of China (“PRC”) and a wholly-owned subsidiary of the Registrant entered into a Stock Equity Transfer Agreement (the “Agreement”) whereby Redsun acquired 100% of the issued and outstanding registered share capital of Shanxi Taizihu Food Co. Ltd. (“Taizihu”) and its subsidiary, Shanxi Huichun Bean Products Co., Ltd. (“Huichun”, and together with Taizihu, the “Taizihu Group”). In consideration for the acquisition of Taizihu, Redsun paid RMB14,773,222 ($2,342,168) in cash to HE Hao, an individual, for 50% of Taizihu, RMB9,602,594 ($1,522,409) in cash to XU Qinghe, an individual, for 32.5% of Taizihu and RMB5,170,628 ($819,759) in cash to XIE Jinqing, an individual, for the remaining 17.5% of Taizihu. Immediately prior to the execution of the Agreement, Taizihu owned 85% of the issued and outstanding registered share capital of Huichun, and pursuant to the terms of the Agreement, Redsun acquired the remaining 15% of the share capital of Huichun from Beijing Kanggang Food Development Co., Ltd. for RMB5,158,556 ($817,845). The total amount of the consideration paid for the acquisition of the Taizihu Group is RMB34,705,000 ($5,502,181), and such consideration was determined pursuant to arm’s length negotiations between the parties. As a result of the acquisition, the Registrant now owns and controls 100% of the Taizihu Group.

The Taizihu Group, which is located in Shanxi Province in an industrial park with a production base of 100,000 square meters, is in the business of producing and selling fruit vinegars and juices under the brand name “LongQhan Villa” and soybean products under the brand name “Huichun” and other grain products throughout the PRC.

The forgoing description of the acquisition of the Taizihu Group does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is referenced as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please see Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a)	Audited Financial statements of the Taizihu Group for the year ended December 31, 2011. Provided herewith

(b)	Unaudited Pro forma financial information related to the acquisition of the Taizihu Group. Provided herewith

(c)	Shell company transactions. Not applicable.

(d)	Exhibits:

Exhibit No.	Item	Location
Exhibit 10.1	Stock Equity Transfer Agreement in relation to Shanxi Taizihu Food Co., LTd. and Shanxi Huichun Bean Products Co., Ltd., dated February 2, 2012, by and among Redsun, HE Hao, an individual, XU Qinghe, an individual, XIE Jinqing, an individual and Beijing Kanggang Food Development Co., Ltd. (Chinese and English Translated Versions)	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on February 8, 2012
Exhibit 99.1	Audited Financial statements of the Taizihu Group for the year ended December 31, 2011	Provided herewith
Exhibit 99.2	Unaudited Pro forma financial information related to the acquisition of the Taizihu Group	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: April 19, 2012	By:	/s/ Jianming Hao
Jianming Hao
Chief Executive Officer

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